UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2011

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FIRST CONNECTICUT BANCORP, INC.
(Exact name of registrant as specified in its charter)
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Maryland
(State or other jurisdiction of incorporation)

333-171913	45-1496206
(Commission File Number)	(IRS Employer Identification Number)

One Farm Glen Boulevard, Farmington, Connecticut 06032

(Address of principal executive offices)

(860) 676-4600

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On July 11, 2012, First Connecticut Bancorp, Inc. (the “Registrant”) convened its Annual Meeting of Stockholders (the “Meeting”).  Of the 17,880,200 shares of the Registrant’s common stock outstanding as of the record date for the Meeting, 15,403,607 shares were present or represented by proxy at the Meeting.

At the Meeting, the stockholders voted to (i) elect Robert F. Edmunds, Jr. and John J. Patrick, Jr. as directors of the Registrant to serve until 2015, (ii) to approve an advisory (non-binding) proposal on the Registrant’s executive compensation, (iii) to approve an advisory (non-binding) proposal on the frequency of the vote regarding the Registrant’s executive compensation and (iv) to ratify the appointment of PricewaterhouseCoopers LLP as the Registrant’s independent registered public accountant.  The Meeting was adjourned to be reconvened on August 15, 2012 for the limited purpose of considering the adoption of the Registrant’s 2012 Stock Incentive Plan.

The voting results from the Meeting were as follows:

	For	Withhold	Broker Non-Vote
1.To elect two Directors to serve until 2015

Robert F. Edmunds, Jr.	11,684,429	251,748	3,467,430
John J. Patrick, Jr.	11,689,529	246,648	3,467,430

	For	Against	Abstain	Broker Non-Vote
2. To consider and approve an advisory (non-binding) proposal on the Registrant’s executive compensation	11,089,451	730,779	115,946	3,467,430

	Three Years	Two Years	One Year	Abstain	Broker Non-Vote
3. To consider and approve an advisory (non-binding) proposal on the frequency of submission of the vote regarding the Registrant’s executive compensation	3,185,409	361,483	7,929,422	248,503	3,467,430

	For	Against	Abstain
4. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Registrant	15,094,456	92,100	217,051

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONNECTICUT BANCORP, INC.

By: /s/ John J. Patrick, Jr.
John J. Patrick, Jr.
Chairman, President and Chief Executive Officer

Date:  July 12, 2012